Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (No. 333-256807 and No. 333-256686) and Form S-8 (No. 333-255831 and No. 333-238287) of ADC Therapeutics SA of our report dated March 17, 2022, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers SA

Lausanne, Switzerland
March 17, 2022